                                                                     EXHIBIT 3.1

                             RESTATED AND AMENDED
                           ARTICLES OF INCORPORATION
                                      OF
                           STERLING BANCSHARES, INC.

  Sterling Bancshares, Inc. (the "Corporation"), pursuant to the provisions of
Article 4.07 of the Texas Business Corporation Act, hereby adopts these Restated and Amended Articles of Incorporation which accurately copy the Articles of Incorporation of the Corporation that are in effect to date, as previously amended and as further amended by such Restated and Amended Articles of Incorporation as hereinafter set forth. The original Articles of Incorporation of the Corporation were originally filed with the Secretary of State of the State of Texas on September 23, 1980.

  These Restated and Amended Articles of Incorporation and the amendment made hereby have been duly adopted in accordance with the applicable provisions of
Article 4.07 of the Texas Business Corporation Act, and the Restated and Amended Articles of Incorporation, and such amendment were adopted by the shareholders of the outstanding Shares of Common Stock of the Corporation at a shareholders meeting held on April 23, 1998.

                                  ARTICLE ONE

  The name of the Corporation is Sterling Bancshares, Inc.

                                  ARTICLE TWO

  Paragraph 1 of Article 4 of the Articles of Incorporation is hereby amended to read in its entirety as follows:

  The total number of shares of all classes of stock which the Corporation shall be authorized to issue is 51,000,000 shares, divided into the following: (i) 1,000,000 shares of Cumulative Preferred Stock, of the par value of $1.00 per share (Preferred Stock); and (ii) 50,000,000 shares of Common Stock, of the par value of $1.00 per share (Common Stock).

                                 ARTICLE THREE

  The amendment made by the restated articles of incorporation has been effected in conformity with the provisions of the Texas Business Corporation Act and such restated articles of incorporation and the amendment made by the restated articles of incorporation was duly adopted by the shareholders of the corporation on the 23rd day of April, 1998.

                                  ARTICLE FOUR

  The number of shares outstanding was 20,799,863 shares of Common Stock and 177,113 shares of Preferred Stock; the number of shares entitled to vote on the restated articles of incorporation as so amended was 20,799,863 shares of Common Stock; the number of shares voted for such restated articles as so amended was 16,827,666 of Common Stock; the number of shares voted against such restated articles as so amended was 237,926 of Common Stock; and the number of shares abstaining from voting on such restated articles as so amended was 158,280 of Common Stock.

                                  ARTICLE FIVE

  The articles of incorporation and all amendments and supplements thereto are hereby superseded by the following restated articles of incorporation which accurately copy the entire text thereof and the amendment set forth above:

                                   ARTICLE 1.

  The name of the corporation is Sterling Bancshares, Inc.

                                   ARTICLE 2.

  The period of duration of the corporation is perpetual.

                                   ARTICLE 3.

  The purpose for which the Corporation is organized is to engage in any or all lawful acts, activities or businesses for which a corporation may be organized under the Texas Business Corporation Act.

                                 ARTICLE 4.

  The total number of shares of all classes of stock which the Corporation shall be authorized to issue is 51,000,000 shares, divided into the following: (i) 1,000,000 shares of Cumulative Preferred Stock, of the par value of $1.00 per share (Preferred Stock); and (ii) 50,000,000 shares of Common Stock, of the par value of $1.00 per share (Common Stock).

  A description of the respective classes of stock and a statement of the designations, preferences, limitations and relative rights of said respective classes of stock are as follows:

  4.1.  Preferred Stock.

  Section 4.1.1. Issuance in Series. The Preferred Stock may be divided into and issued in one or more series. The Board of Directors is hereby vested with authority from time to time to establish and designate such series, and within the limitations prescribed by law or set forth herein, to fix and determine the relative rights and preferences of the shares of any series so established, but all shares of the Preferred Stock shall be identical except as to the following relative rights and preferences, as to which there may be variations between different series: (a) the rate of dividend; (b) the price at and the terms and conditions on which shares may be redeemed, including, to the extent permitted by law, the manner in which shares are to be chosen for redemption if less than all the shares of a series are to be redeemed; (c) the amount payable upon shares in event of involuntary liquidation; (d) the amount payable upon shares in the event of voluntary liquidation; (e) sinking fund provisions for the redemption or purchase of shares; (f) the terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion; and (g) voting rights. The Board of Directors shall exercise such authority by the adoption of a resolution or resolutions as prescribed by law. The term "fixed for such series" and similar terms as used in this Article 4 shall mean stated and expressed in this
Article 4 or in a resolution or resolutions adopted by the Board of Directors establishing and designating the series of Preferred Stock referred to herein.

  Section 4.1.2. Dividends. The holders of the Preferred Stock of each such series shall be entitled to receive, when and as declared by the Board of Directors, out of any funds legally available therefor, cumulative preferential dividends in cash, at the rate per annum fixed for such series, and no more. Dividends on shares of the Preferred Stock of each series shall accrue from the date of the initial issue of shares of such series, or from such other date as may be fixed by the Board of Directors, shall be cumulative, and shall be payable quarterly on the last days of March, June, September and December in each year to shareholders of record on the fifteenth day of the calendar month in which such dividends are payable with the first dividend on the Preferred Stock of any series being payable on the respective dividend date which follows the first full calendar quarter after the initial issue of shares of such series. Each share of Preferred Stock shall rank on a parity with each other share of Preferred Stock, irrespective of series, with respect to preferential dividends at the respective rates fixed for such series, and no dividend shall be declared or paid or set apart for payment for the Preferred Stock of any series unless at the same time a dividend in like proportion to the accrued and unpaid dividends upon the Preferred Stock of each other series shall be declared or paid or set apart for payment, as the case may be, on Preferred Stock of each other series then outstanding. Accrued and unpaid dividends on the Preferred Stock shall not bear interest.

  Section 4.1.3. Dividend Restrictions on Junior Stock. So long as any shares of Preferred Stock are outstanding, the Corporation shall not pay or declare any cash dividends whatsoever on the Common Stock or any other class of stock ranking junior to the Preferred Stock unless (a) all dividends on the Preferred Stock of all series for all past quarterly dividend periods shall have been paid, or declared and a sum sufficient for the payment thereof set apart, and
(b) there shall exist no default in respect of any sinking fund or purchase fund for the redemption or purchase of shares of Preferred Stock of any series or such default shall have been waived by the holders of at least a majority of the then issued and outstanding shares of Preferred Stock of such series by a vote at a meeting called for such purpose or by written waiver with or without a meeting.

  Section 4.1.4. Redemption. The Corporation at the option of the Board of Directors may redeem the Preferred Stock of any series which by its terms is redeemable, at the time or times and on the terms and conditions fixed for such series, upon notice duly given as hereinafter provided, by paying therefor in cash the sum fixed for such series, together, in each case, with an amount equal to accrued and unpaid dividends thereon. The term "accrued and unpaid dividends" as used herein with respect to Preferred Stock of any series shall mean dividends on all outstanding shares of Preferred Stock of such series at the rate fixed for such series, from the date or dates from which such dividends accrued to the date as of which accrued and unpaid dividends are being determined, less the aggregate amount of all dividends theretofore declared and paid or set apart for payment upon such outstanding Preferred Stock.

  At least 20 and not more than 50 days' previous notice of any such redemption of Preferred Stock shall be mailed, addressed to the holders of record of the shares to be redeemed at their respective addresses as the same shall appear on the books of the Corporation.

  In case of the redemption of only part of the Preferred Stock of any series at the time outstanding, at the option of the Board of Directors such redemption shall be made pro rata or the shares of such series to be redeemed shall be chosen by lot in such manner as may be prescribed by resolution of the Board of Directors or the shares of such series to be redeemed shall be chosen in such other manner as may have been fixed for such series.

  The Corporation may, on or prior to the date fixed for redemption of any shares of Preferred Stock, deposit with any bank or trust company in the State of Texas, or any bank or trust company in the United States duly appointed and acting as transfer agent for the Corporation, as a trust fund, a sum sufficient to redeem such shares called for redemption, with irrevocable instructions and authority to such bank or trust company to give or complete the notice of redemption thereof and to pay, on or after the date fixed for such redemption, to the respective holders of such shares, as evidenced by a list of holders of such shares certified by the Corporation by its president or vice president or by its secretary or an assistant secretary, the redemptive price upon the surrender of their respective share certificates. Thereafter, from and after the date fixed for redemption, such shares shall be deemed to be redeemed and dividends thereon shall cease to accrue after such date fixed for redemption. Such deposit shall be deemed to constitute full payment of such shares to their holders. Thereafter, such shares shall no longer be deemed to be outstanding, and the holders thereof shall cease to be shareholders with respect to such shares, and shall have no rights with respect thereto except the right to receive from the bank or trust company payment of the redemptive price of such shares without interest, upon the surrender of their respective certificates therefor, and any right to convert such shares which may exist. In case the holders of such shares shall not, within six (6) years after such deposit, claim the amount deposited for redemption thereof, such bank or trust company shall upon demand pay over to the Corporation the balance of such amount so deposited to be held in trust and such bank or trust company shall thereupon be relieved of all responsibility to the holders thereof.

  If as of the date fixed for redemption of the Preferred Stock called for redemption, the amount deposited for the redemption thereof exceeds the aggregate redemption price of all such shares being redeemed, any such excess shall be paid back to the Corporation.

  If and so long as there shall exist any default in the payment of dividends on any series of Preferred Stock or any default in respect of any sinking fund or purchase fund for the redemption or purchase of shares of Preferred Stock of any series, the Corporation shall not (other than by the use of unapplied funds, if any, paid into or set aside for a sinking fund or purchase fund prior to such default) (a) redeem any shares of the Preferred Stock unless all the then outstanding shares of Preferred Stock are redeemed, or (b) purchase, retire or otherwise acquire for a consideration any shares of the Preferred Stock except pro rata pursuant to offers of sale made by holders of the Preferred Stock in response to an invitation for tenders given simultaneously by the Corporation by mail to the holders of record of all shares of the Preferred Stock then outstanding.

  Section 4.1.5. Liquidation or Dissolution. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, then, before any distribution or payment shall be made to the holders of the Common Stock or any other class of stock of the Corporation ranking junior to the Preferred Stock in respect of dividends or distribution of assets upon liquidation, the holders of the Preferred Stock of the respective series shall be entitled to be paid in full, in the event of a voluntary or involuntary liquidation, dissolution or winding up, the respective amounts fixed for such series, plus in each case a sum equal to accrued and unpaid dividends thereon to the date of payment thereof. After such payment shall have been made in full to the holders of the Preferred Stock, the remaining assets and funds of the Corporation shall be distributed among the holders of the stock of the Corporation ranking junior to the Preferred Stock in respect of dividends or distribution of assets upon liquidation according to their respective rights. In the event that the assets of the Corporation available for distribution to holders of Preferred Stock shall not be sufficient to make the payment herein required to be made in full, such assets shall be distributed to the holders of the respective shares of Preferred Stock pro rata in proportion to the amounts payable upon such share thereof. Neither the merger or consolidation of the Corporation into or with another corporation nor the merger or consolidation of any other corporation into or with the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 4.1.5., but the sale, lease or conveyance of all or substantially all of its assets shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 4.1.5.

  Section 4.1.6. Status of Shares Redeemed or Retired. Preferred Stock redeemed or otherwise retired by the Corporation shall, upon the filing of such statement as may be required by law, assume the status of authorized but unissued Preferred Stock and may thereafter be reissued in the same manner as other authorized but unissued Preferred Stock.

  Section 4.1.7. Amendments. Subject to such requirements as may be prescribed by law or as may be expressly set forth in the foregoing provisions of this Section 4.1. or in any resolution establishing and designating a series of shares of Preferred Stock, any of the foregoing terms and provisions of this
Section 4.1. may be altered, amended or repealed or the application thereof suspended or waived in any particular case and changes in any of the designations, preferences, limitations and relative rights of the Preferred Stock may be made with the affirmative vote, at a meeting called for the purpose, or the written consent with or without a meeting, of the holders of at least two-thirds of the then issued and outstanding shares of Preferred Stock; provided that neither the rate of dividend nor the amount payable upon the redemption or in the event of voluntary or involuntary liquidation on any share of Preferred Stock be reduced without the consent of the holders thereof.

  Section 4.2. Common Stock.

  Section 4.2.1. Dividends. Subject to the prior and superior rights of the Preferred Stock, and on the conditions set forth in Section 4.1. of this Article 4 or in any resolution of the Board of Directors providing for the issuance of any series of Preferred Stock, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors may be declared and paid on the Common Stock from time to time out of any funds legally available therefor.

  Section 4.2.2. Liquidation or Dissolution. After payment shall have been made in full to the holders of the Preferred Stock in the event of any liquidation, dissolution or winding up of the affairs of the Corporation, the remaining assets and funds of the Corporation shall be distributed pro rata among the holders of the Common Stock according to their respective shares.

  Section 4.3.  Provisions Applicable to All Classes of Stock.

  Section 4.3.1. Pre-emptive Rights. No holder of shares of any class of the capital stock of the Corporation or any other person shall be entitled to any pre-emptive rights whatsoever.

  Section 4.3.2. Voting Rights. Subject to the voting rights expressly conferred herein, by law and by the Board of Directors in establishing and fixing the relative rights and preferences of the shares of any series of Preferred Stock, the holders of the Common Stock shall exclusively possess full voting power for the election of directors and for all other purposes. Except as otherwise provided herein, by law, or by the Board of Directors in establishing and fixing the relative rights and preferences of the shares of any series of Preferred Stock, in any case where the holders of Preferred Stock possess voting rights, the Common Stock and Preferred Stock together shall vote as one class.

  Section 4.3.3. Noncumulative Voting. Cumulative voting shall not be permitted.

                                 ARTICLE 5.

  The Corporation will not commence business until it has received for the issuance of its shares consideration of the value of at least $1,000.00, consisting of money, labor done or property actually received.

                                    ARTICLE 6.

  Without necessity for action by its shareholders, the Corporation may purchase, directly or indirectly, its own shares to the extent of the aggregate of unrestricted capital surplus available therefor and unrestricted reduction surplus available therefor.

                                   ARTICLE 7.

  No contract or other transaction between the Corporation and one or more of its directors, officers or securityholders or between the Corporation and another corporation, partnership, joint venture, trust or other enterprise of which one or more of the Corporation's directors, officers or securityholders are members, officers, securityholders, directors or employees or in which they are otherwise interested, directly or indirectly, shall be invalid solely because of such relationship, or solely because such director, officer or securityholder is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or other transaction, or solely because his or their votes are counted for such purpose, if: (a) the material facts as to his relationship or interest and as to the contract or other transaction are known or disclosed to the Board of Directors or committee thereof, and such board or committee in good faith authorizes the contract or other transaction by the affirmative votes of a majority of the disinterested directors even though the disinterested directors be less than a quorum; or (b) the material facts as to his relationship or interest and as to the contract or other transaction are known or disclosed to the shareholders entitled to vote thereon, and the contract or other transaction is specifically approved in good faith by vote of the shareholders; or (c) the contract or other transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof, or the shareholders.

                                 ARTICLE 8.

  Section 8.1. The Corporation, by action of its Board of Directors, may indemnify any director or officer of the Corporation, and any person who may have served at the request of the Corporation as a director or officer of another corporation in which it owns shares or of which it is a creditor, against any costs and expenses, including counsel fees, actually and necessarily incurred (or reasonably expected to be incurred) in connection with the defense of any civil, criminal, administrative or other claim, action, suit or proceeding (whether by or in the right of the Corporation or otherwise) in which he may become involved or with which he may be threatened, by reason of his being or having been such a director or officer, and against any payments in settlement of any such claim, action, suit or proceeding or in satisfaction of any related judgment, fine or penalty, provided that the Board of Directors shall, in the exercise of its business judgment, determine that such indemnification is in the best interests of the Corporation.

  Section 8.2. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contenders or its equivalent, shall not, of itself, create any presumptions that the person to be indemnified did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and in respect of any criminal action or proceeding, did not reasonably believe that his conduct was lawful.

  Section 8.3. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case on receipt of an undertaking by or on behalf of the director or officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation.

  Section 8.4. The foregoing right of indemnification shall not be deemed exclusive of any other rights to which any director, officer or other person may be entitled under any other bylaw, agreement, vote of shareholders or disinterested directors, as a matter of law or otherwise both as to action in his official capacity and as to action in another capacity while holding such office and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person. No person shall be entitled to indemnification pursuant to this Article 8 in relation to any matter as to which indemnification shall not be permitted by law.

                                 ARTICLE 9.

  In performing his duties, a director of the Corporation shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by: (a) one or more officers or employees of the Corporation whom the director reasonably believes to be reliable and competent in the matters presented, (b) counsel, public accountants or other persons as to matters which the director reasonably believes to be within such person's professional or expert competence, or (c) a committee of the Board of Directors upon which he does not serve, duly designated in accordance with a provision of the by-laws, as to matters within its designated authority, which committee the director deems to merit confidence, but he shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause such reliance to be unwarranted. A person who so performs his duties shall have no liability to the Corporation (whether asserted directly or derivatively) by reason of being or having been a director of the Corporation.

                                  ARTICLE 10.

  The address of the registered office of the Corporation is 15000 Northwest Freeway, Houston, Texas 77040, the name of the registered agent of the Corporation at such address is George Martinez.

                                  ARTICLE 11.

  The Board of Directors consists of fifteen (15) members who shall serve as directors until their respective successors shall have been elected and qualified, and whose names and addresses are as follows:

  Name                               Address
  ----                               -------

  J. Downey Bridgwater          15000 Northwest Freeway
                                Houston, Texas  77040

  John H. Buck                  15000 Northwest Freeway
                                Houston, Texas  77040

  John B. Carter, Jr.           15000 Northwest Freeway
                                Houston, Texas  77040

  James M. Clepper              15000 Northwest Freeway
                                Houston, Texas  77040

  Walter P. Gibbs, Jr.          15000 Northwest Freeway
                                Houston, Texas  77040

  Bruce J. Harper               15000 Northwest Freeway
                                Houston, Texas  77040

  Glenn H. Johnson              15000 Northwest Freeway
                                Houston, Texas  77040

  James J. Kearney              15000 Northwest Freeway
                                Houston, Texas  77040

  George Martinez               15000 Northwest Freeway
                                Houston, Texas  77040

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

  Russell I. Orr                15000 Northwest Freeway
                                Houston, Texas  77040

  Christian A. Rasch            15000 Northwest Freeway
                                Houston, Texas  77040

  Steven F. Retzloff            15000 Northwest Freeway
                                Houston, Texas  77040

  Raimundo Riojas               15000 Northwest Freeway
                                Houston, Texas  77040

  Cuba Wadlington, Jr.          15000 Northwest Freeway
                                Houston, Texas  77040

  IN WITNESS WHEREOF, the undersigned has executed these Restated and Amended Articles of Incorporation this 27th day of May, 1998.

                                Sterling Bancshares, Inc.


                                By:  /s/ George Martinez
                                   ----------------------------------
                                   George Martinez, Chairman

                                                                       EXHIBIT A


                           STERLING BANCSHARES, INC.


                            STATEMENT OF RESOLUTION
                                  ESTABLISHING
                      SERIES H CONVERTIBLE PREFERRED STOCK



TO THE SECRETARY OF STATE
OF THE STATE OF TEXAS:


     Pursuant to the provisions of Article 2.13 of the Texas Business Corporation Act and Article Four of its Articles of Incorporation, the undersigned corporation submits the following statement for the purpose of establishing and designating a series of shares and fixing and determining the relative rights and preferences thereof:

     1. The name of the corporation is Sterling Bancshares, Inc. (the "Corporation").

     2. The following resolution, establishing and designating a series of shares and fixing and determining the relative rights and preferences thereof, was duly adopted by the Board of Directors of the Corporation on January 24, 2000:

     RESOLVED, that pursuant to the Articles of Incorporation of the Corporation, as amended, authorizing the Board of Directors to establish and designate series of the preferred stock, $1.00 par value, of the Corporation (the "Preferred Stock") and to fix and determine the relative rights and preferences of the shares of any such series, there is hereby designated a series of Preferred Stock to be called "Series H Convertible Preferred Stock" to consist of 50,000 shares and to have the following terms:

     1.  DEFINITIONS.

        "Bank" means Sterling Bank, a commercial bank chartered under the laws of the State of Texas and a wholly-owned subsidiary of the Corporation.

        "Board" means the Board of Directors of the Corporation.

        "Common Stock" means the shares of common stock, $1.00 par value, of the Corporation.

        "Corporation" means Sterling Bancshares, Inc., a Texas corporation.

        "Deposit Goal" means the goal for the New Banking Office that the average monthly deposits credited to the New Banking Office for any consecutive three months exceed $25,000,000, with the calculations to be made as set forth in Section 4(b)(iii) herein.

        "New Banking Office" means the new banking office opened by the Bank at 5225 Bellaire Boulevard, Bellaire, Texas on April 3, 2000.

        "Office Opening Date" means the opening date for the New Banking Office of April 3, 2000.

        "Person" means an individual, a partnership, a joint venture, a corporation, an association, a trust, or any other entity or organization.

        "Preferred Stock" means the shares of preferred stock, $1.00 par value, of the Corporation.

        "Purchase Price" means $9.875 per share which represents the price per share at which the shares of Series H Preferred Stock have been offered and sold by the Corporation to qualified investors pursuant to a Confidential Private Placement Memorandum.

        "Series H Preferred Stock" means the Series H Convertible Preferred Stock, $1.00 par value per share, of the Corporation.

     2. DIVIDENDS. Shares of Series H Preferred Stock shall be entitled to receive and shall be paid cash dividends at the same rate and on the same terms as may be declared and paid on the Common Stock from time to time out of funds legally available therefor. In the event that any cash dividends are not paid on the Common Stock, the dividends payable on shares of Series H Preferred Stock shall not be cumulative or otherwise accrue in arrears.

     3. REDEMPTION. (a) The outstanding shares of Series H Preferred Stock are redeemable at the option of the Corporation, out of the assets of the Corporation legally available therefor, at any time or from time to time, in whole and not in part, at a redemption price per share of Series H Preferred Stock (the "Redemption Price") equal to the Purchase Price; provided, however, that for a period of not less than 30 days prior to the date fixed for redemption (the "Redemption Date"), the holders of the outstanding shares of Series H Preferred Stock shall have an option to convert each share of Series H Preferred Stock into 1.25 shares of Common Stock.

          (b) Notice of any redemption of shares of Series H Preferred Stock, specifying the date fixed for redemption, the redemption price and the place at which shareholders may obtain payment of the Redemption Price upon surrender of their certificates, and the option of the shareholders to convert their shares of Series H Preferred Stock into shares of Common Stock, shall be mailed to each holder of record of the shares to be redeemed, at such holder's address of record, not less than 35, nor more than 90 days prior to the Redemption Date. Such notice shall set forth the manner in which shareholders may convert their shares of Series H Preferred Stock into shares of Common Stock, or to receive the Redemption Price, upon surrender of their certificates.

          (c) Unless the Corporation defaults in the payment in full of the Redemption Price, (i) all rights of the holders of such shares of Series H Preferred Stock as shareholders of the Corporation by reason of the ownership of such shares (including, without limitation, the right to convert the shares of Series H Preferred Stock into shares of Common Stock) shall cease on the Redemption Date except the right to receive the amount payable upon redemption of such shares upon presentation and surrender of the respective certificates evidencing such shares, and (ii) such shares shall be deemed not to be outstanding after the Redemption Date.

         (d) Any shares of Series H Preferred Stock that have been redeemed shall, after such redemption, not be reissued as Series H Preferred Stock, but shall become authorized but unissued shares of Preferred Stock of the Corporation, and the certificates evidencing such shares shall be canceled.

     4. CONVERSION RIGHTS. The shares of Series H Preferred Stock shall be convertible into shares of Common Stock as follows:

         (a) No Optional Conversion. Other than prior to a redemption of the shares of Series H Preferred Stock as set forth in Section 3 above, the holders of shares of Series H Preferred Stock shall have no optional rights to convert such shares into shares of Common Stock.

         (b) Automatic Conversion. On the third anniversary of the Office Opening Date for the New Banking Office (unless accelerated as set forth below), each outstanding share of Series H Preferred Stock shall automatically be converted, without any further act of the Corporation or the holders of Series H Preferred Stock, into the number of fully paid and nonassessable shares of Common Stock specified below.

             (i) Second Anniversary after Office Opening Date. If the average monthly deposits credited to the New Banking Office exceed $25,000,000 in any consecutive three month period (the "Deposit Goal") prior to the second anniversary of the Office Opening Date, (A) the date of the automatic conversion into shares of Common Stock shall be the second anniversary of the Office Opening Date, and (B) each share of Series H Preferred Stock shall automatically be converted into 1.25 shares of Common Stock. If the Deposit Goal of the New Banking Office has not been met prior to the second anniversary of the Office Opening Date, the shares of Series H Preferred Stock will not be converted into shares of Common Stock until the third anniversary of the Office Opening Date.

             (ii) Third Anniversary after Office Opening Date. If the conversion of the shares of Series H Preferred Stock into shares of Common Stock has not previously taken place, then, on the third anniversary of the Office Opening Date, each outstanding share of Series H Preferred Stock shall automatically be converted into (A) 1.1 shares of Common Stock if the Deposit Goal of the New Banking Office has been met prior to the third anniversary of the Office Opening Date, and (B) 1.0 shares of Common Stock if the Deposit Goal of the New Banking Office has not been met prior to the third anniversary of the Office Opening Date.

             (iii) Determination of Whether Deposit Goal Has Been Met. The Deposit Goal for the New Banking Office shall have been met prior to a specified date if the average monthly deposits credited to the New Banking Office for any consecutive three months prior to such date exceed $25,000,000. For the purposes of determining whether the Deposit Goal has been met, the Corporation will follow the following procedures:

                   Deposits: For the purposed of making the Deposit Goal
               calculations, "deposits" means the book balances of all accounts which are insurable by the Federal Deposit Insurance Corporation (such as demand, savings, time, money market and NOW accounts and Certificates of Deposit), including the balances in such accounts in excess of $100,000; provided, however, that Large Certificates of Deposit (meaning those of $100,000 or more) shall be included in the total amount of deposits only to the extent that they do not exceed 10% of total deposits.

                   Credit for Deposits: Deposit accounts which are opened in the
               New Banking Office receive the credit for the account; provided, however, that prior to the opening of the New Banking Office, deposit accounts may be opened at another banking office of the Bank that may be credited to the New Banking Office. The Bank's accounting system tracks and accounts for all depository accounts on a daily basis.

                   Average Monthly Deposits: At the end of each calendar month, the Bank will calculate and record the average deposit balance of the New Banking Office for the month by adding the daily account balances in the various deposit accounts and dividing such sum by the number of days in such month. Balances for non-business days are deemed to be the same as that of the immediately previous business day.

                   Three Month Average: After three full calendar months have expired, the Bank will calculate the three month average of the average monthly deposits for the New Banking Office by adding the three consecutive monthly averages for such Office and then dividing this sum by three. The calculation of the three month average of the average monthly deposits of the New Banking Office will be made after the end of each calendar month.

          All determinations regarding whether the Deposit Goal of the New Banking Office has been met as of any date shall be made by the Board of Directors of the Corporation, whose determinations in this regard shall be final and conclusive for all purposes.

          (c) Mechanics of Conversion. Upon the occurrence of the dates specified in Section 4(b) above, the outstanding shares of Series H Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue to any holder certificates evidencing the shares of Common Stock issuable upon such conversion unless certificates evidencing such shares of Series H Preferred Stock are delivered either to the Corporation or any transfer agent designated by the Corporation.

     Conversion shall be deemed to have been effected on the date of the occurrence of the dates specified in Section 4(b) above, as the case may be, and such date is referred to herein as the "Conversion Date." Subject to the provisions of Section 4(b) above, as promptly as practicable thereafter (and after surrender of the certificate or certificates representing shares of Series H Preferred Stock to the Corporation or any transfer agent designated by the Corporation), the Corporation shall issue and deliver to such holder a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled as provided in
     Section 4(b) hereof. Subject to the provisions of Section 4(b), the person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a holder of record of such Common Stock on the applicable Conversion Date.

          (d) Fractional Shares. No fractional shares of Common Stock or scrip shall be issued upon exchange of shares of Series H Preferred Stock. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Series H Preferred Stock, the number of full shares of Common Stock issuable upon exchange thereof shall be increased to the next higher number of whole shares.

          (e) Rights After Conversion Date. From and after the Conversion Date (unless the Corporation defaults in issuing shares of Common Stock in exchange for the outstanding shares of Series H Preferred Stock on the Conversion Date), such shares of Series H Preferred Stock shall be deemed not to be outstanding and all rights of the holders of such shares as stockholders of the Corporation by reason of the ownership of such shares shall cease, except the right to receive shares of Common Stock as provided in Section 4(b) herein on presentation and surrender of the respective certificates evidencing such shares of Series H Preferred Stock. Upon presentation and surrender, on or after the Conversion Date, of any certificate evidencing share of Series H Preferred Stock (properly endorsed or assigned for transfer, if the Corporation shall so require), such shares shall be exchanged by the Corporation for shares of Common Stock as provided in this Section 4.

          (f) Authorized, But Unissued Shares. Any shares of Series H Preferred Stock that shall at any time have been converted into shares of Common Stock pursuant to this Section 4 shall, after such exchange, not be reissued as Series H Preferred Stock, but shall become authorized but unissued shares of Preferred Stock of the Corporation, and the certificates evidencing such shares shall be canceled.

          (g) Reservation of Shares. The Corporation shall reserve at all times so long as any shares of Series H Preferred Stock remain outstanding, free from preemptive rights, out of its treasury stock or its authorized but unissued shares of Common Stock, or both, solely for the purpose of effecting the conversion of the shares of Series H Preferred Stock, sufficient shares of Common Stock to provide for the exchange of all outstanding shares of Series H Preferred Stock.

          (h) Fully Paid and Nonassessable Shares. All shares of Common Stock or other securities which may be issued upon exchange of the shares of Series H Preferred Stock will upon issuance by the Corporation be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof and the Corporation shall take no action which would cause a contrary result.

     5. CONVERSION RATIO ADJUSTMENTS. The number of shares of Common Stock into which the shares of Series H Preferred Stock shall be converted pursuant to
Section 4 (the "Conversion Ratios") and the securities or other property deliverable upon exchange of the Series H Preferred Stock shall be subject to adjustment from time to time as follows:

         (a) Stock Dividends, Subdivisions or Split-Ups. If the number of shares of Common Stock outstanding at any time after the date of issuance of the Series H Preferred Stock is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then immediately after the record date fixed for the determination of holders of Common Stock entitled to receive such stock dividend or the effective date of such subdivision or split-up, as the case may be, the Conversion Ratios shall be appropriately increased so that the holder of any shares of Series H Preferred Stock thereafter exchanged shall be entitled to receive the number of shares of Common Stock of the Corporation which he would have owned immediately following such action had such shares of Series H Preferred Stock been exchanged immediately prior thereto.

         (b) Combinations of Stock. If the number of shares of Common Stock outstanding at any time after the date of issuance of the Series H Preferred Stock is decreased by a combination of the outstanding shares of Common Stock, then, immediately after the effective date of such combination, the Conversion Ratios applicable thereto shall be appropriately increased so that the holder of any shares of Series H Preferred Stock thereafter converted shall be entitled to receive the number of shares of Common Stock of the Corporation which he would have owned immediately following such action had such shares of Series H Preferred Stock been exchanged immediately prior thereto.

         (c) Reorganization, Reclassification, Merger, Sale of All Assets, etc. Subject to the last sentence of this Section 5(c), in case of any capital reorganization of the Corporation, or of any reclassification of the Common Stock, or in case of the consolidation of the Corporation with or the merger of the Corporation with or into any other Person or of the sale, lease or other transfer of all or substantially all of the assets of the Corporation to any other Person, or in the case of any distribution of cash or other assets or of notes or other indebtedness of the Corporation or any other securities of the Corporation (except Common Stock) to the holders of its Common Stock, each share of Series H Preferred Stock shall, after such capital reorganization, reclassification, consolidation, merger, sale, lease or other transfer or such distribution, be convertible into the number of shares of stock or other securities or property to which the Common Stock issuable (at the time of such capital reorganization, reclassification, consolidation, merger, sale, lease or other transfer or such distribution) upon exchange of such share of Series H Preferred Stock would have been entitled upon such capital reorganization, reclassification, consolidation, merger, sale, lease or other transfer or such distribution in place of (or in addition to, in the case of any such event after which Common Stock remains outstanding) the shares of Common Stock into which such share of Series H Preferred Stock would otherwise have been convertible; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interest thereafter of the holders of the shares of Series H Preferred Stock shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any share of stock or other securities or property thereafter deliverable on the exchange of the shares of Series H

     Preferred Stock. If any conversion pursuant to this Section 5(c) is effected prior to the second anniversary of the Office Opening Date of the new Banking Office, the applicable Conversion Ratio to be adjusted 1.25 shares of Common Stock for each share of Series H Preferred Stock, but if any conversion pursuant to this Section 5(c) is effected after the second anniversary, but prior to the third anniversary, of the Office Opening Date, the applicable conversion Ratio to be adjusted shall be 1.1 shares of Common Stock for each share of Series H Preferred Stock.

         (d) Rounding of Calculations; Minimum Adjustment. All calculations under this Section 5 shall be made to the nearest one-hundredth (1/100th) of a share of Common Stock, as the case may be. Any provision of this
     Section 5 to the contrary notwithstanding, no adjustment in the Conversion Ratios shall be made if the amount of such adjustment would be less than one hundredth of a share of Common Stock, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of any together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate one hundredth of a share of Common Stock or more.

         (e) Timing of Issuance of Additional Common Stock upon Certain Adjustments. In any case in which the provisions of this Section 5 shall require that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event issuing to the holder of any share of Series H Preferred Stock exchanged after such record date and before the occurrence of such event the additional shares of Common Stock or other issuable or deliverable upon such exchange by reason of the adjustment required by such event over and above the shares of Common Stock or other property issuable or deliverable upon such exchange before giving effect to such adjustment; provided, however, that the Corporation upon request shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares or other property, and such cash, upon the occurrence of the event requiring such adjustment.

         (f) Statement Regarding Adjustments. Whenever the Conversion Ratios shall be adjusted as provided in this Section 5, the Corporation shall forthwith file, at the office of any transfer agent for the Series H Preferred Stock and at the principal office of the Corporation a statement showing in detail the facts requiring such adjustment and the Conversion Ratios that shall be in effect after such adjustment, and the Corporation shall also cause a copy of such statement to be mail, first class postage prepaid, to each holder of shares of Series H Preferred Stock at its address appearing on the Corporation's records. Each such statement shall be signed by the corporation's independent public accountants.

         (g) Cost. The Corporation shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of shares of Common Stock of the Corporation or other securities or property upon exchange of any shares of Series H Preferred Stock; provided, however, that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares or securities in the name other than that of the holder of the shares of Series H Preferred Stock in respect of which such shares are being issued.

     6. VOTING. The holders of shares of Series H Preferred Stock shall have no right or power to vote on any matter except as required by law. In any matter on which the holders of Series H Preferred Stock shall, as a matter of law, be entitled to vote, the holders shall be entitled to one vote for each share of Series H Preferred Stock held.

     7. LIQUIDATION RIGHTS. (a) Upon the dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, the holders of the shares of Series H Preferred Stock then outstanding shall be entitled to receive out of the assets of the Corporation an amount per share in cash equal to the Purchase Price before any payment or distribution shall be made on the Common Stock or on any other class of capital stock of the Corporation ranking junior to the Series H Preferred Stock upon liquidation. All outstanding shares of any other series of Preferred Stock shall rank at parity with the shares of Series H Preferred Stock. The consolidation or merger of the Corporation, or a sale, exchange or transfer of all or substantially all of its assets as an entirety, shall not be regarded as a "dissolution, liquidation or winding up of the Corporation" within the meaning of this Section 7(a).

         (b) After the payment to the holders of shares of Series H Preferred Stock of the full preferential amounts fixed hereby for shares of Series H Preferred Stock, the holders of Series H Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation.

         (c) If the assets of the Corporation available for distribution to the holders of shares of Series H Preferred Stock upon dissolution, liquidation or winding up of the Corporation are insufficient to pay in full all amounts to which such holders are entitled pursuant to Section 7(a), no distribution shall be made on account of any shares of a class or series of capital stock of the Corporation ranking on a parity with the shares of Series H Preferred Stock, if any, upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the shares of Series H Preferred stock, ratably, in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

     8. REPORTS TO HOLDERS OF SERIES H PREFERRED STOCK. For so long as there shall remain outstanding any shares of Series H Preferred Stock, the Corporation shall furnish to each holder of record of Series H Preferred Stock (i) all reports or other correspondence sent by the Corporation to holders of record of the Common Stock of the Corporation, and (ii) a monthly report setting forth the average monthly deposits for the New Banking Office.

     9. CERTAIN COVENANTS. So long as any shares of Series H Preferred Stock are outstanding, without the prior written consent of the holders of a majority of the outstanding shares of Series H Preferred Stock, the Corporation shall not amend, alter or repeal any provisions of this Statement of Resolution Establishing Series H Convertible Preferred Stock, or otherwise amend, alter or repeal any provision of the Articles of Incorporation of the Corporation so as to affect adversely the preferences, rights, powers or privileges of the Series H Preferred Stock.

     10. EXCLUSION OF OTHER RIGHTS. Unless otherwise required by law, the shares of Series H Preferred Stock shall not have any voting powers, preferences or relative, participating, optional or other special rights other than those specifically set forth herein.

     RESOLVED FURTHER, that the appropriate officers of the Corporation are authorized to make such filings and to take any other action they deem necessary to effect the foregoing resolution.

Dated: April 27, 2000


                             STERLING BANCSHARES, INC.

                             By: /s/ George Martinez
                                 ------------------------------------
                                 George Martinez, Chairman

                           STERLING BANCSHARES, INC.

                            STATEMENT OF RESOLUTION
                                  ESTABLISHING
                      SERIES F CONVERTIBLE PREFERRED STOCK


TO THE SECRETARY OF STATE
OF THE STATE OF TEXAS:

     Pursuant to the provisions of Article 2.13 of the Texas Business Corporation Act and Article Four of its Articles of Incorporation, the undersigned corporation submits the following statement for the purpose of establishing and designating a series of shares and fixing and determining the relative rights and preferences thereof:

     1. The name of the corporation is Sterling Bancshares, Inc. (the "Corporation").

     2. The following resolution, establishing and designation a series of shares and fixing and determining the relative rights and preferences thereof, was duly adopted by the Board of Directors of the Corporation on April 23, 1998:

     RESOLVED, that pursuant to the Articles of Incorporation of the Corporation, as amended, authorizing the Board of Directors to establish and designate series of the preferred stock, $1.00 par value, of the Corporations (the "Preferred Stock") and to fix and determine the relative rights and preferences of the shares of any such series, there is hereby designated a series of Preferred Stock to be called "Series F Convertible Preferred Stock" to consist of 30,000 shares and to have the following terms:

     1.  DEFINITIONS.

     "Bank" means Sterling Bank, a commercial bank chartered under the laws of
the   State of Texas and a wholly-owned subsidiary of the Corporation.

     "Board" means the Board of Directors of the Corporation.

     "Common Stock" means the shares of common stock, $1.00 par value, of the Corporation.

     "Corporation" means Sterling Bancshares, Inc., a Texas corporation.

     "Deposit Goal" means the goal for the New Banking Office that the average monthly deposits credited to the Referred Accounts of the New Banking Office for any consecutive three months exceed $20,000,000, with the calculations to be made as set forth in Section 4(b)(iii) herein.

     "New Banking Office" means the temporary banking office opened by the Bank on May 13, 1998 in the Fountains on the Lake Shopping Center (the "Center") in

Stafford, Fort Bend County, together with the permanent banking office in the Center into which the Bank intends to relocate and operate its Fort Bend Office.

     "Office Opening Date" means the opening date for the New Banking Office of May 13, 1998.

     "Person" means an individual, a partnership, a joint venture, a corporation, an association, a trust, or any other entity or organization.

     "Preferred Stock" means the shares of preferred stock, $1.00 par value, of the Corporation.

     "Purchase Price" means $16.88 per share which represents the price per share at which the shares of Series E Preferred Stock have been offered and sold by the Corporation to qualified investors pursuant to a Confidential Private Placement Memorandum.

     "Referred Account" means any depository account of the New Banking Office that is opened and owned by (i) the Representatives, (ii) any holder of Series F Preferred Stock or (ii) a Person who is referred to the Fort Bend Office by one of the Representatives or by a holder of Series F Preferred Stock; provided that the Person who opens and owns the account informs the Bank of such fact. No accounts that are maintained as of the Office Opening Date at another banking office of the Bank and are transferred to the New Banking Office will be treated as Referred Accounts, regardless of whether such accounts are owned by a Representative or the assignment of such account is made at the request of either Representative or any holder of Series F Preferred Stock.

     "Representatives" means, individually and collectively, Sharod Kumar G. Purohit and Manoj Shah.

     "Series F Preferred Stock" means the Series F Convertible Preferred Stock, $1.00 par value per share, of the Corporation.

  2. DIVIDENDS. Shares of Series F Preferred Stock shall be entitled to receive and shall be paid cash dividends at the same rate and on the same terms as may be declared and paid on the Common Stock from time to time out of funds legally available therefor. In the event that any cash dividends are not paid on the Common Stock, the dividends payable on shares of Series F Preferred Stock shall not be cumulative or otherwise accrue in arrears.

  3.  REDEMPTION.

          (a) The outstanding shares of Series F Preferred Stock are redeemable at the option of the Corporation, out of the assets of the Corporation legally available therefor, at any time or from time to time, in whole and not in part, at a redemption price per share of Series F Preferred Stock (the "Redemption Price") equal to the Purchase Price; provided, however, that for a period of not less than 30 days prior to the date fixed for redemption (the "Redemption Date"), the holders of the outstanding shares of Series F

     Preferred Stock shall have an option to convert each share of Series F Preferred Stock into 1.25 shares of Common Stock.

          (b) Notice of any redemption of shares of Series F Preferred Stock, specifying the date fixed for redemption, the redemption price and the place at which shareholders may obtain payment of the Redemption Price upon surrender of their certificates, and the option of the shareholders to convert their shares of Series F Preferred Stock into shares of Common Stock, shall be mailed to each holder of record of the shares to be redeemed, at such holder's address of record, not less than 35, nor more than 90 days prior to the Redemption Date. Such notice shall set forth the manner in which shareholders may convert their shares of Series F Preferred Stock into shares of Common Stock, or to receive the Redemption Price, upon surrender of their certificates.

          (c) Unless the Corporation defaults in the payment in full of the Redemption Price, (i) all rights of the holders of such shares of Series F Preferred Stock as shareholders of the Corporation by reason of the ownership of such shares (including, without limitation, the right to convert the shares of Series F Preferred Stock into shares of Common Stock) shall cease on the Redemption Date except the right to receive the amount payable upon redemption of such shares upon presentation and surrender of the respective certificates evidencing such shares, and (ii) such shares shall be deemed not to be outstanding after the Redemption Date.

          (d) Any shares of Series F Preferred Stock that have been redeemed shall, after such redemption, not be reissued as Series F Preferred Stock, but shall become authorized but unissued shares of Preferred Stock of the Corporation, and the certificates evidencing such shares shall be canceled.

  4. CONVERSION RIGHTS. The shares of Series F Preferred Stock shall be convertible into shares of Common Stock as follows:

          (a) No Optional Conversion. Other than prior to a redemption of the shares of Series F Preferred Stock as set forth in Section 3 above, the holders of shares of Series F Preferred Stock shall have no optional rights to convert such shares into shares of Common Stock.

          (b) Automatic Conversion. On the third anniversary of the Office Opening Date for the New Banking Office (unless accelerated as set forth below), each outstanding share of Series F Preferred Stock shall automatically be converted, without any further act of the Corporation or the holders of Series F Preferred Stock, into the number of fully paid and nonassessable shares of Common Stock specified below.

                (i) Second Anniversary after Office Opening Date. If the average monthly deposits credited to the Referred Accounts (and excluding the deposits credited to all other accounts of the New Banking Office) exceed $20,000,000 in any consecutive three month period (the "Deposit Goal") prior to the second anniversary of the Office Opening Date, (A) the date of the automatic conversion into shares of Common Stock shall be the second anniversary of the Office Opening Date, and (B) each share of Series F Preferred Stock shall automatically be converted into 1.25 shares of Common Stock. If the Deposit

          Goal has not been met prior to the second anniversary of the Office Opening Date, the shares of Series F Preferred Stock will not be converted into shares of Common Stock until the third anniversary of the Office Opening Date.

               (ii) Third Anniversary after Office Opening Date. If the conversion of the shares of Series F Preferred Stock into shares of Common Stock has not previously taken place, then, on the third anniversary of the Office Opening Date, each outstanding share of Series F Preferred Stock shall automatically be converted into (A) 1.1 shares of Common Stock if the Deposit Goal of the New Banking Office has been met prior to the third anniversary of the Office Opening Date, and (B) 1.0 shares of Common Stock if the Deposit Goal of the New Banking Office has not been met prior to the third anniversary of the Office Opening Date.

               (iii) Determination of Whether Deposit Goal Has Been Met. The Deposit Goal shall have been met prior to a specified date if the average monthly deposits credited to the Referred Accounts for any consecutive three months prior to such date exceed $20,000,000. For the purposes of determining whether the Deposit Goal has been met, the Corporation will follow the following procedures:

                     Deposits: For the purposed of making the Deposit Goal
               calculations, "deposits" means the book balances of all Referred Accounts which are insurable by the Federal Deposit Insurance Corporation (such as demand, savings, time, money market and NOW accounts and Certificates of Deposit), including the balances in such accounts in excess of $100,000; provided, however, that jumbo Certificates of Deposit (meaning those of $100,000 or more) shall be included in the total amount of deposits only to the extent that they do not exceed 10% of total deposits.

                     Credit for Deposits: Deposit accounts which are opened in
               the New Banking Office and designated as Referred Accounts by the person opening the account will receive the credit for the account. The Bank's accounting system will track and account for all depository accounts of the New Banking Office, including Referred Accounts, on a daily basis.

                     Average Monthly Deposits: At the end of each calendar
               month, the Bank will calculate and record the average deposit balance of the Referred Accounts for the month by adding the daily account balances in the various Referred Accounts and dividing such sum by the number of days in such month. Balances for non-business days are deemed to be the same as that of the immediately previous business day.

                     Three Month Average: After three full calendar months have expired, the Bank will calculate the three month average deposits for Referred Accounts by adding the three consecutive monthly averages for such Office and then dividing this sum by three. The calculation of the three month average deposits for the Referred Accounts will be made after the end of each calendar month.

               All determinations regarding whether the Deposit Goal of the New Banking Office has been met as of any date (including whether or not any deposit account represents a Referred Account) shall be made by the Board of Directors of the Corporation, whose determinations in this regard shall be final and conclusive for all purposes.

          (c) Mechanics of Conversion. Upon the occurrence of the dates specified in Section 4(b) above, the outstanding shares of Series F Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue to any holder certificates evidencing the shares of Common Stock issuable upon such conversion unless certificates evidencing such shares of Series F Preferred Stock are delivered either to the Corporation or any transfer agent designated by the Corporation. Conversion shall be deemed to have been effected on the date of the occurrence of the dates specified in
     Section 4(b) above, as the case may be, and such date is referred to herein as the "Conversion Date." Subject to the provisions of Section 4(b) above, as promptly as practicable thereafter (and after surrender of the certificate or certificates representing shares of Series F Preferred Stock to the Corporation or any transfer agent designated by the Corporation), the Corporation shall issue and deliver to such holder a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled as provided in Section 4(b) hereof. Subject to the provisions of Section 4(b), the person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a holder of record of such Common Stock on the applicable Conversion Date.

          (d) Fractional Shares. No fractional shares of Common Stock or scrip shall be issued upon exchange of shares of Series F Preferred Stock. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Series F Preferred Stock, the number of full shares of Common Stock issuable upon exchange thereof shall be increased to the next higher number of whole shares.

          (e) Rights After Conversion Date. From and after the Conversion Date (unless the Corporation defaults in issuing shares of Common Stock in exchange for the outstanding shares of Series F Preferred Stock on the Conversion Date), such shares of Series F Preferred Stock shall be deemed not to be outstanding and all rights of the holders of such shares as stockholders of the Corporation by reason of the ownership of such shares shall cease, except the right to receive shares of Common Stock as provided in Section 4(b) herein on presentation and surrender of the respective certificates evidencing such shares of Series F Preferred Stock. Upon presentation and surrender, on or after the Conversion Date, of any certificate evidencing share of Series F Preferred Stock (properly endorsed or assigned for transfer, if the Corporation shall so require), such shares shall be exchanged by the Corporation for shares of Common Stock as provided in this Section 4.

          (f) Authorized, But Unissued Shares. Any shares of Series F Preferred Stock that shall at any time have been converted into shares of Common Stock pursuant to this Section 4 shall, after such exchange, not be reissued as Series F Preferred Stock, but

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

     shall become authorized but unissued shares of Preferred Stock of the Corporation, and the certificates evidencing such shares shall be canceled.

          (g) Reservation of Shares. The Corporation shall reserve at all times so long as any shares of Series F Preferred Stock remain outstanding, free from preemptive rights, out of its treasury stock or its authorized but unissued shares of Common Stock, or both, solely for the purpose of effecting the conversion of the shares of Series F Preferred Stock, sufficient shares of Common Stock to provide for the exchange of all outstanding shares of Series F Preferred Stock.

          (h) Fully Paid and Nonassessable Shares. All shares of Common Stock or other securities which may be issued upon exchange of the shares of Series F Preferred Stock will upon issuance by the Corporation be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof and the Corporation shall take no action which would cause a contrary result.

  5. CONVERSION RATIO ADJUSTMENTS. The number of shares of Common Stock into which the shares of Series F Preferred Stock shall be converted pursuant to
Section 4 (the "Conversion Ratios") and the securities or other property deliverable upon exchange of the Series F Preferred Stock shall be subject to adjustment from time to time as follows:

          (a) Stock Dividends, Subdivisions or Split-Ups. If the number of shares of Common Stock outstanding at any time after the date of issuance of the Series F Preferred Stock is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then immediately after the record date fixed for the determination of holders of Common Stock entitled to receive such stock dividend or the effective date of such subdivision or split-up, as the case may be, the Conversion Ratios shall be appropriately increased so that the holder of any shares of Series F Preferred Stock thereafter exchanged shall be entitled to receive the number of shares of Common Stock of the Corporation which he would have owned immediately following such action had such shares of Series F Preferred Stock been exchanged immediately prior thereto.

          (b) Combinations of Stock. If the number of shares of Common Stock outstanding at any time after the date of issuance of the Series F Preferred Stock is decreased by a combination of the outstanding shares of Common Stock, then, immediately after the effective date of such combination, the Conversion Ratios applicable thereto shall be appropriately increased so that the holder of any shares of Series F Preferred Stock thereafter converted shall be entitled to receive the number of shares of Common Stock of the Corporation which he would have owned immediately following such action had such shares of Series F Preferred Stock been exchanged immediately prior thereto.

          (c) Reorganization, Reclassification, Merger, Sale of All Assets, etc. Subject to the last sentence of this Section 5(c), in case of any capital reorganization of the Corporation, or of any reclassification of the Common Stock, or in case of the consolidation of the Corporation with or the merger of the Corporation with or into any other Person or of the sale, lease or other transfer of all or substantially all of the assets of the Corporation to any other Person, or in the case of any distribution of cash or other

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

     assets or of notes or other indebtedness of the Corporation or any other securities of the Corporation (except Common Stock) to the holders of its Common Stock, each share of Series F Preferred Stock shall, after such capital reorganization, reclassification, consolidation, merger, sale, lease or other transfer or such distribution, be convertible into the number of shares of stock or other securities or property to which the Common Stock issuable (at the time of such capital reorganization, reclassification, consolidation, merger, sale, lease or other transfer or such distribution) upon exchange of such share of Series F Preferred Stock would have been entitled upon such capital reorganization, reclassification, consolidation, merger, sale, lease or other transfer or such distribution in place of (or in addition to, in the case of any such event after which Common Stock remains outstanding) the shares of Common Stock into which such share of Series F Preferred Stock would otherwise have been convertible; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interest thereafter of the holders of the shares of Series F Preferred Stock shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any share of stock or other securities or property thereafter deliverable on the exchange of the shares of Series F Preferred Stock. If any conversion pursuant to this Section 5(c) is effected prior to the second anniversary of the Office Opening Date of the new Banking Office, the applicable Conversion Ratio to be adjusted 1.25 shares of Common Stock for each share of Series F Preferred Stock, but if any conversion pursuant to this Section 5(c) is effected after the second anniversary, but prior to the third anniversary, of the Office Opening Date, the applicable conversion Ratio to be adjusted shall be 1.1 shares of Common Stock for each share of Series F Preferred Stock.

          (d) Rounding of Calculations; Minimum Adjustment. All calculations under this Section 5 shall be made to the nearest one hundredth (1/100th) of a share of Common Stock, as the case may be. Any provision of this
     Section 5 to the contrary notwithstanding, no adjustment in the Conversion Ratios shall be made if the amount of such adjustment would be less than one hundredth of a share of Common Stock, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of any together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate one hundredth of a share of Common Stock or more.

          (e) Timing of Issuance of Additional Common Stock upon Certain Adjustments. In any case in which the provisions of this Section 5 shall require that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event issuing to the holder of any share of Series F Preferred Stock exchanged after such record date and before the occurrence of such event the additional shares of Common Stock or other issuable or deliverable upon such exchange by reason of the adjustment required by such event over and above the shares of Common Stock or other property issuable or deliverable upon such exchange before giving effect to such adjustment; provided, however, that the Corporation upon request shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares or other property, and such cash, upon the occurrence of the event requiring such adjustment.

          (f) Statement Regarding Adjustments. Whenever the Conversion Ratios shall be adjusted as provided in this Section 5, the Corporation shall forthwith file, at the office of any transfer agent for the Series F Preferred Stock and at the principal office of the

     Corporation a statement showing in detail the facts requiring such adjustment and the Conversion Ratios that shall be in effect after such adjustment, and the Corporation shall also cause a copy of such statement to be mail, first class postage prepaid, to each holder of shares of Series F Preferred Stock at its address appearing on the Corporation's records. Each such statement shall be signed by the corporation's independent public accountants.

          (g) Cost. The Corporation shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of shares of Common Stock of the Corporation or other securities or property upon exchange of any shares of Series F Preferred Stock; provided, however, that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares or securities in the name other than that of the holder of the shares of Series F Preferred Stock in respect of which such shares are being issued.

  6.  VOTING.    The holders of shares of Series F Preferred Stock shall have no right or power to vote on any matter except as required by law. In any matter on which the holders of Series F Preferred Stock shall, as a matter of law, be entitled to vote, the holders shall be entitled to one vote for each share of Series F Preferred Stock held.

  7.  LIQUIDATION RIGHTS.

          (a) Upon the dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, the holders of the shares of Series F Preferred Stock then outstanding shall be entitled to receive out of the assets of the Corporation an amount per share in cash equal to the Purchase Price before any payment or distribution shall be made on the Common Stock or on any other class of capital stock of the Corporation ranking junior to the Series F Preferred Stock upon liquidation. All outstanding shares of any other series of Preferred Stock shall rank at parity with the shares of Series F Preferred Stock. The consolidation or merger of the Corporation, or a sale, exchange or transfer of all or substantially all of its assets as an entirety, shall not be regarded as a "dissolution, liquidation or winding up of the Corporation" within the meaning of this Section 7(a).

          (b) After the payment to the holders of shares of Series F Preferred Stock of the full preferential amounts fixed hereby for shares of Series F Preferred Stock, the holders of Series F Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation.

          (c) If the assets of the Corporation available for distribution to the holders of shares of Series F Preferred Stock upon dissolution, liquidation or winding up of the Corporation are insufficient to pay in full all amounts to which such holders are entitled pursuant to Section 7(a), no distribution shall be made on account of any shares of a class or series of capital stock of the Corporation ranking on a parity with the shares of Series F Preferred Stock, if any, upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the shares of Series F Preferred stock, ratably, in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

  8. REPORTS TO HOLDERS OF SERIES F PREFERRED STOCK. For so long as there shall remain outstanding any shares of Series F Preferred Stock, the Corporation shall furnish to each holder of record of Series F Preferred Stock (i) all reports or other correspondence sent by the Corporation to holders of record of the Common Stock of the Corporation, and (ii) a monthly report setting forth the average monthly deposits for Referred Accounts of the New Banking Office.

  9. CERTAIN COVENANTS. So long as any shares of Series F Preferred Stock are outstanding, without the prior written consent of the holders of a majority of the outstanding shares of Series F Preferred Stock, the Corporation shall not amend, alter or repeal any provisions of this Statement of Resolution Establishing Series F Convertible Preferred Stock, or otherwise amend, alter or repeal any provision of the Articles of Incorporation of the Corporation so as to affect adversely the preferences, rights, powers or privileges of the Series F Preferred Stock.

  10. EXCLUSION OF OTHER RIGHTS. Unless otherwise required by law, the shares of Series F Preferred Stock shall not have any voting powers, preferences or relative, participating, optional or other special rights other than those specifically set forth herein.

  RESOLVED FURTHER, that the appropriate officers of the Corporation are authorized to make such filings and to take any other action they deem necessary to effect the foregoing resolution.

Dated: April 23, 1998


                              STERLING BANCSHARES, INC.


                              By: /s/ Michael A. Roy
                                 ---------------------------------------
                                 Michael A. Roy, Senior Vice President, General Counsel and Secretary


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